Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

nFinanSe Inc., formerly known as Morgan Beaumont, Inc.
6015 31st Street East
Bradenton, FL 34203

Gentlemen:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated December 29, 2006 included in the Annual Report on Form 10-KSB of nFinanSe Inc., formerly known as Morgan Beaumont, Inc. (the “Company”) filed on December 29, 2006.

/s/ Kingery & Crouse, P.A.

Kingery & Crouse, P.A.
Tampa, FL

April 19, 2007

2801 WEST BUSCH BOULEVARD, SUITE 200, TAMPA, FLORIDA 33618
PHONE: 813.874.1280 ■ FAX: 813.874.1292 ■ WWW.TAMPACPA.COM